UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2011

Commission File Number 333-117800

Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

301 Bell Street
Dubuque, Iowa  52001
(Address of executive offices, including zip code)

(563) 690-4975
(Registrant’s telephone number, including area code)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On January 27, 2011, Peninsula Gaming, LLC (the “Company”) announced the pricing of $50.0 million in aggregate principal amount of 10¾% Senior Unsecured Notes due 2017 (the “Unsecured Notes”).  The Unsecured Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Unsecured Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Unsecured Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

In connection with the offering of the Unsecured Notes, the Company disclosed certain information to prospective investors, including the information set forth below.

Unless otherwise indicated, the terms the “Peninsula,” “Company,” “we,” “us” and “our” refer to Peninsula Gaming, LLC and its subsidiaries, unless the context requires otherwise.

Iowa Governor Terry Branstad, in his budget proposal to the Iowa legislature, suggested a significant increase in the state casino tax rate. Any such tax increase would require legislative approval. Even if approved, we believe such tax increase would not materially adversely affect our current operations or our Kansas development project. If such an increase were to be enacted, our ability to incur additional indebtedness in the future to finance casino development projects could be materially and adversely effected.

Item 8.01.  Other Events

On January 27, 2011, Peninsula Gaming, LLC (the “Company”) announced the pricing of $50.0 million in aggregate principal amount of 10¾% Senior Unsecured Notes due 2017 (the “Unsecured Notes”) at a price of 108%, plus accrued interest from August 15, 2010, in a private offering expected to close on February 1, 2011.

The net proceeds from the offering of the Unsecured Notes will be used primarily to develop the first phase of the Company’s new gaming facility in Mulvane, Kansas and for other permissible corporate uses.

The Unsecured Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Unsecured Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Unsecured Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Peninsula Gaming, LLC, dated January 28, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2011

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer